Exhibit 107

CALCULATION OF REGISTRATION FEE

Table 1 - Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Unallocated (Universal) Shelf	Common Shares, Debt Securities, Warrants, Subscription Receipts and Units(1)	457(o)	$250,000,000(1)	(1)	$250,000,000(1)(2)	$0.0000927	$23,175
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$250,000,000		$23,175
	Total Fees Previously Paid							-
	Total Fee Offsets							$15,343
	Net Fee Due							$7,832

(1) There are being registered under this registration statement such indeterminate number of common shares, debt securities, warrants or subscription receipts of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$250,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

Table 2-Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Platinum Group Metals Ltd.	F-3	333-231964	06/05/2019		$15,343(1)	Unallocated (Universal) Shelf	(1)	(1)	$126,593,161
Fee Offset Sources	Platinum Group Metals Ltd.	F-3	333-231964		06/05/2019						$24,119

(1) On June 5, 2019, the Registrant initially filed a Registration Statement on Form F-3 (File No. 333-231964) (the "Prior Registration Statement"), which registered an aggregate initial offering price of $199,000,000 of common shares, units and warrants (the "Securities") to be offered by the Registrant from time to time (together, the "Original Offerings"). The gross proceeds from the Original Offerings were up to $72,406,839 and Securities having an aggregate offering price of $126,593,161 remain unsold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is carrying forward to this registration statement $15,343 that was previously paid in connection with the Registrant's Prior Registration Statement. The Registrant has terminated or completed any offering that included the unsold securities under the Prior Registration Statement.